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                                                                   Exhibit 10.1

                         MANAGEMENT EMPLOYMENT AGREEMENT

The following agreement is hereby entered into between Joel Morganroth, M.D., (hereinafter known as "Employee") and Premier Research Worldwide (together with its affiliated corporations hereinafter known as the "Company") and having its principal offices at 124-34 South 15th Street, Philadelphia, PA 19102.


1.         DUTIES AND RESPONSIBILITIES

           Employee agrees to hold the position of Chief Executive Officer and shall be directly responsible to the Board of Directors.


2.         BEST EFFORTS

           a) Employee agrees to devote best efforts to his employment with the Company, on a full-time exclusive basis carrying out duties as defined in the position description dated October, 1996.

           b) Employee agrees not to use the facilities, personnel or property of the Company for personal or private business benefit.


3.         ETHICAL CONDUCT

           Employee will conduct himself in a professional and ethical manner at all times and will comply with all Company policies as well as all State and Federal regulations and laws as they may apply to the services, products, and business of the Company.


4.         TERM OF THE AGREEMENT

           This Agreement will be for a period of five (5) years commencing 1 January 1997 and continuing through 31 December 2001.


5.         COMPENSATION

           a)     Salary

                  Salary shall be payable in equal installments as per the Company's payroll policy and shall be $201,000 annually for the year 1997. Thereafter, salary will be reviewed annually by the compensation committee and approved by the Board of Directors.

           b)     Benefits

                  Benefits shall be the standard benefits of the Company as they shall exist from time to time.

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           c)     Bonus

                  Employee hereby acknowledges the receipt of a stock option grant of 100 shares issued under the Horizon 2000 program on 1 February 1995 which was in lieu of a bonus plan. Accordingly, employee agrees that additional bonus (under existing or new plans) will not be considered during the term of this Agreement.


6.         NON-DISCLOSURE

           Employee acknowledges that employment with the Company, requires him to have access to confidential information and material belonging to the Company, including customer lists, contracts, proposals, operating procedures, and trade secrets. Upon termination of employment for any reason, Employee agrees to return to the Company any such confidential information and material in his possession with no copies thereof retained. Employee further agrees, whether during employment with the Company or any time after the termination thereof (regardless of the reason for such termination), he will not disclose nor use in any manner, any confidential or other material relating to the business, operations, or prospects of the Company except as authorized in writing by the Company.


7.         NON-COMPETITION

           During employment with the Company and for a period of two years thereafter (regardless of the reason for termination) Employee agrees he will not, directly or indirectly, in any way for his own account, as Employee, stockholder, partner, or otherwise, or for the account of any other person, corporation, or entity:

           a) Engage, within any geographic area in which the Company is the conducting its business, in any business segment which is competitive with the Company in which he has actively participated as an Employee of the Company; or

           b) Solicit customers who, during the period of employment, were customers of the Company or were actively solicited as customers of the Company; or

           c) Offer employment to any Employee of the Company in any capacity whatsoever, or attempt to induce or cooperate with any other firm in an attempt to induce an Employee of the Company to leave the employ of the Company; or

           d) Attempt or cooperate with any other firm in an attempt to induce any independent contractor of the Company to cease providing services to the Company.


8.         INVENTIONS

           Employee agrees to promptly disclose to the Company each discovery, improvement, or invention conceived, made, or reduced to practice (whether during working hours or otherwise) during the term of employment. Employee agrees to grant to the Company the entire interest in all of such discoveries, improvements, and inventions and

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           to sign all patent/copyright applications or other documents needed to implement the provisions of this paragraph without additional consideration. Employee further agrees that all works of authorship subject to statutory copyright protection developed jointly or solely, while employed shall be considered a work made for hire and any copyright thereon shall belong to the Company. Any invention, discovery, or improvement conceived, made, or disclosed, during the one year period following the termination of employment with the Company shall be deemed to have been made, conceived, or discovered during employment with the Company.

           Employee acknowledges that the only discoveries, improvements, and other inventions made prior to the date hereof which have not been filed in the United States Patent Office are attached as Exhibit A.

9.         NO CURRENT CONFLICT

           Employee hereby assures the Company that he/she is not currently restricted by any existing employment or non-compete agreement that would conflict with the terms of this Agreement.

10.        TERMINATION AND TERMINATION BENEFITS

           Employment is "at will" which means that either the Company or Employee may terminate at any time, with or without cause or good reason.

           a) The Company may terminate other than for "cause" at any time upon written notice to Employee. In such case, the Company will continue to pay Employee's annual salary for a period of one year following such termination. The Company will have no other obligation and no other severance pay or other benefits will be provided.

           b) The Company may terminate employment for cause at any time upon written notice setting forth the nature of such cause. The following, as determined by the Company in its reasonable judgment, shall constitute "cause" for termination:

                  (1) Employee's failure to perform duties and responsibilities as outlined in the job description dated October, 1996 or as amended thereafter.
                  (2) Any Employee misconduct which is injurious to the business or interests of the Company.
                  (3) Violation of any federal, state, or local law applicable to the business of the Company.
                  (4)    Any material breach of this agreement.

           c) Employee may terminate employment at any time, with or without good reason, upon 90 days written notice to the Company.

           d) If Employee resigns or employment is terminated by the Company for cause, the Company shall have no further obligation to Employee other than for annual salary earned through the date of termination.

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11.        MISCELLANEOUS

           a) This Agreement and any disputes arising herefrom shall be governed by New Jersey law.

           b) In the event that any provision of this Agreement is held to be invalid or unenforceable for any reason, including without limitation the geographic or business scope or duration thereof, this Agreement shall be construed as if such provision had been more narrowly drawn so as not to be invalid or unenforceable.

           c) This Agreement supersedes all prior agreements, arrangements, and understandings, written or oral, relating to the subject matter.

           d) The failure of either party at any time or times to require performance of any provision hereof shall in no way affect the right at a later time to enforce the same.

           For Employee:                       For the Company:

           _______________________________     ________________________________


           Date:__________________________     Date: __________________________


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